SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report — December 17, 2003

(Date of earliest event reported — December 16, 2003)

Plains All American Pipeline, L.P.

(Name of Registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

333 Clay Street, Suite 1600

Houston, Texas 77002

(713) 646-4100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On December 16, 2003, Plains All American Pipeline, L.P. (the “Partnership”) issued a press release announcing that it had signed a definitive agreement to acquire all of Shell Pipeline Company LP’s (“SPLC”) interests in SPLC Capline Company and SPLC Capwood Company, the principal assets of which are interests in the Capline and Capwood pipeline systems.  The total purchase price for the transaction is approximately $158 million, excluding transaction costs and any crude oil inventory and line fill requirements.

The principal asset of SPLC Capline Company is an approximate 22% undivided joint interest in the Capline Pipeline System, a 633-mile, 40-inch mainline crude oil pipeline originating in St. James, Louisiana and terminating in Patoka, Illinois.  The principal asset of SPLC Capwood Company is an approximate 76% undivided joint interest in the Capwood Pipeline System, a 57-mile, 20-inch mainline crude oil pipeline originating in Patoka, Illinois and terminating in Wood River, Illinois.

Closing of the transaction is subject to, among other things, all representations and warranties being true in all material respects as of the closing date, the performance of covenants required prior to closing, no material loss or damage to the property, the performance of customary due diligence (including environmental diligence) and receipt of regulatory approvals.  The Capline and Capwood operating agreements contain a provision that, in certain circumstances, requires that prior to transferring an interest in the system to a third party, the transferring party first offer to the other existing owners that interest on the same terms and conditions.  The provision also specifically excludes certain types of transactions from this right of first refusal.  The seller and the Partnership have agreed to structure the transaction in a manner that does not create an obligation to offer the existing owners the interest to be transferred.  Although we believe that the structure of the transaction will make the right of first refusal inapplicable, there can be no assurance that the other owners will not challenge the transaction, or as to the outcome of any such challenge or whether it might delay or prevent the closing of our proposed transaction.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits

                      (c)     Exhibits

99.1                           Press Release dated December 16, 2003.

Item 9.          Regulation FD Disclosure

                      On December 16, 2003, the Partnership publicly reported the matters described herein.  A copy of the press release is furnished as an Exhibit to this report, and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: December 17, 2003	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

EXHIBIT INDEX

99.1                           Press Release dated December 16, 2003